STOCK OPTION AGREEMENT

                  STOCK  OPTION  AGREEMENT  (this  "Agreement"),   dated  as  of
November 23, 1998, between Netscape Communications Corporation, a Delaware corporation (the "Company"), and America Online, Inc., a Delaware corporation ("Grantee").

                  WHEREAS, the Company, Grantee and Apollo Acquisition Corp., a Delaware corporation and a newly-formed wholly owned direct subsidiary of Grantee ("Newco"), have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger dated as of November 23, 1998 (the "Merger Agreement") which provides, among other things, that Newco shall be merged with and into the Company pursuant to the terms and conditions thereof; and

                  WHEREAS, as an essential condition and inducement to Grantee's entering into the Merger Agreement and in consideration therefor, the Company has agreed to grant Grantee the Option (as hereinafter defined);

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Grant of Option. The Company hereby grants to Grantee an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 19,887,317 shares (such shares being referred to herein as the "Option Shares") of fully paid and nonassessable common stock, par value $0.0001 per share, of the Company ("Company Common Stock"), equal to approximately nineteen and nine-tenths percent (19.9%) of the number of shares of Company Common Stock issued and outstanding (before giving effect to the exercise of the Option) as of the date hereof, at a purchase price of $33.94 per share, as adjusted in accordance with the provisions of Section 8 of this Agreement (such price, as adjusted if applicable, the "Option Price").

         2. (a) Exercise of Option. Grantee may exercise the Option, in whole or part, and from time to time, if, but only if, a Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Option Termination Event (as hereinafter defined), provided that Grantee shall have sent the written notice of such exercise (as provided in Section 2(e) hereof) on or prior to the last date of the one (1) year period following such Triggering Event (the "Option Expiration Date"). The right to exercise the Option shall terminate upon the first to occur of the Option Expiration Date or an Option Termination Event.

                  (b) Triggering Events. The term "Triggering Event" shall mean the occurrence of the date, if any, upon or after termination of the Merger Agreement (Grantee at the time of such termination not being in breach of the Merger Agreement, or if Grantee is then in breach, the effect of such breach not being materially adverse to the Company), other than termination pursuant to
Section 9.1(g)(iv) thereof, on which Acquiror's right, pursuant to Section 9.2(b) of the Merger Agreement, to receive the Termination Fee first arises.

                  (c) Option Termination Events. The term "Option Termination Event" shall mean any of the following events:

                    (i) the Effective Time; or

                    (ii)the termination of the Merger Agreement other than under circumstances which constitute (or upon satisfaction of the conditions to payment of the Termination Fee set forth in clause (ii) of Section 9.2(b) of the Merger Agreement would constitute) a Triggering Event under this Agreement; or

                    (iii) the occurrence of the date which is six (6)months after termination of the Merger Agreement under circumstances which, if the conditions to payment of the Termination Fee set forth in clause (ii) of
Section 9.2(b) of the Merger  Agreement were satisfied,  would constitute a
Triggering Event under this  Agreement,   provided  no  such  Triggering   Event
resulting from the satisfaction of such conditions has occurred prior to the occurrence of such date.

                  (d) Notice of Triggering Event. The Company shall notify Grantee in writing as promptly as practicable following its becoming aware of the occurrence of any Triggering Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of Grantee to exercise the Option or for a Triggering Event to have occurred and that the failure to give such notification shall not itself be deemed to be a breach of this Agreement for purposes of Section 9.1(g)(iv) of the Merger Agreement.

                  (e) Notice of Exercise; Closing. In the event that Grantee is entitled to and desires to exercise the Option, it shall send to the Company a written notice (such notice being herein referred to as an "Exercise Notice" and the date of issuance of an Exercise Notice being herein referred to as the "Notice Date") specifying (i) the total number of shares (or other Option Securities (as hereinafter defined)) it will purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) Business Days nor later than forty (40) Business Days from the Notice Date for the closing of such purchase (the "Option Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Option Closing") cannot be consummated, by reason of any applicable Order, the period of time that otherwise would run pursuant to this Section shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if, in the reasonable opinion of Grantee, prior notification to or approval of any regulatory agency is required in connection with such purchase, the Company or Grantee, as the case may be, shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed.

                  (f) Purchase Price. At the Option Closing, Grantee shall pay to the Company the aggregate Option Price in immediately available funds by wire transfer to a bank account designated by the Company; provided that failure or refusal of the Company to designate such a bank account shall not preclude Grantee from exercising the Option.

                  (g) Issuance of Company Common Stock. At the Option Closing, simultaneously with the delivery of immediately available funds as provided in
Section 2(f) hereof, the Company shall deliver to Grantee a certificate or certificates representing the number of shares of Company Common Stock (or other Option Securities) purchased by Grantee and, if the Option should be exercised in part only, a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares (or other Option Securities) purchasable hereunder. If at the time of issuance of any Option Shares pursuant to an exercise of all or part of the Option hereunder, the Company shall have issued any rights or other securities which are attached to or otherwise associated with the Company Common Stock, then each Option Share issued pursuant to such exercise shall also represent such rights or other securities with terms substantially the same as and at least as favorable to Grantee as are provided under any shareholder rights agreement or similar agreement of the Company then in effect.

                  (h) Legend. Certificates for Company Common Stock (or other Option Securities) delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended."

It is understood and agreed that the reference to the resale restrictions of the Securities Act of 1933, as amended (the "Securities Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel, reasonably satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act.

                  (i) Record Grantee; Expenses. Upon the delivery by Grantee to the Company of the Exercise Notice and the tender of the applicable Option Price in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Company Common Stock (or other Option Securities) issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Company Common Stock (or other Option Securities) shall not then be actually delivered to Grantee or the Company shall have failed or refused to designate the bank account described in Section 2(f). The Company shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Grantee. The Grantee shall pay all expenses that may be payable in connection with the issuance and delivery of stock certificates or a substitute option agreement in the name of any assignee, transferee or designee of Grantee.

                  (j) Consents. The obligation of the Company to issue Option Shares to Grantee hereunder is subject to the conditions that (i) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated; (ii) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal, state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (iii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective best efforts to satisfy all such conditions to closing, so that an Option Closing may take place as promptly as practicable; provided that neither the Company nor Grantee nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         3. Evaluation of Investments. Grantee, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of an investment in the Option and the securities to be purchased/sold pursuant to this Agreement (collectively the "Option Securities.")

         4. Documents Delivered. Grantee acknowledges receipt of copies of the following documents:

              a. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

              b.    The  Company's   Proxy   Statement  for  the meeting of the
                    Company's  stockholders  held  May 29, 1998;

              c. The Company's Quarterly Reports on Form 10-Q filed since December 31, 1997; and

              d.    Current  Reports on Form 8-K filed since  December 31, 1997.

         5. Investment Intent. Grantee represents and warrants that it is entering into this Agreement and is acquiring and/or will acquire the Option Securities for its own account and not with a view to resale or distribution of all or any part of the Option Securities in violation of applicable Law.

         6. Reservation of Shares. The Company agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Company Common Stock (and other Option Securities) issuable pursuant to this Agreement so that the Option may be exercised without additional authorization of Company Common Stock (or such other Option Securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Company Common Stock (or such other Option Securities); (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants to be observed or performed hereunder by the Company; and (iii) promptly to take all action as may from time to time be required in order to permit Grantee to exercise the Option and the Company to duly and effectively issue shares of Company Common Stock (or other Option Securities) pursuant hereto.

         7. Division of Option; Lost Options. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of the Company, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Company Common Stock purchasable hereunder. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date.

         8. Adjustment Upon Changes in Capitalization. The number of shares of Company Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 8.

                  (a)  Transaction  Adjustment.  In the  event of any  change in
Company Common Stock by reason of stock dividends, splits, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or other similar transactions, then that which is then purchasable upon exercise hereof shall be appropriately adjusted so that Grantee shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property (including cash) that Grantee would have owned or been entitled to receive after the happening of any of the events described above if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

                  (b) Option Price Adjustment. Whenever the number of shares of Company Common Stock subject to this Option are adjusted pursuant to Section 8(a) the Option Price shall be appropriately adjusted, if applicable, by multiplying the Option Price by a fraction, the numerator of which shall be equal to the aggregate number of shares of Company Common Stock purchasable under the Option prior to the adjustment and the denominator of which shall be equal to the aggregate number of shares of Company Common Stock purchasable under the Option immediately after the adjustment.

         9. Registration Rights. The Company will, if requested by the Grantee at any time and from time to time within two (2) years of a Triggering Event (the "Registration Period"), in order to permit the sale or other disposition of shares of Company Common Stock that have been acquired by or are issuable to the Grantee upon exercise of the Option ("Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering in which the Grantee and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 2% of the outstanding Company Common Stock on a fully diluted basis (a "Permitted Offering"); provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding shares of Company Common Stock on a fully diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act. The Company will use all reasonable efforts to qualify such shares or other Option Securities under any applicable state securities Laws; provided, however, that the Company shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. Without the Grantee's prior written consent, no other securities may be included in any such registration. The Company will use reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of seventy-five
(75) days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding ninety (90) days in the aggregate if the Board of Directors of the Company shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company or the Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement. The expenses associated with the preparation and filing of any such registration statement pursuant to this Section 9 and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the SEC or the National Association of Securities Dealers, Inc.) ("Registration Expenses") will be for the account of the Company except for underwriting discounts or commissions or brokers' fees in respect of shares of Company Common Stock to be sold by the Grantee and the fees and disbursements of the Grantee's counsel; provided, however, that the Company will not be required to pay for any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of the Grantee unless the Grantee agrees to forfeit its right to request one registration; provided further, however, that, if at the time of such withdrawal the Grantee has learned of a material adverse change in the results of operations, condition, business or prospects of the Company from that known to the Grantee at the time of its request and has withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Grantee will not be required to pay any of such expenses and will retain all remaining rights to request registration. The Grantee will provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If during the Registration Period the Company shall propose to register under the Securities Act the offering, sale and delivery of Company Common Stock for cash for its own account or for any other stockholder of the Company pursuant to a firm underwriting, it will, in addition to the Company's other obligations under this Section 9, allow the Grantee the right to participate in such registration provided that the Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises the Company in writing that in its opinion the number of shares of Company Common Stock requested to be included in such registration exceeds the number which it would be in the best interests of the Company to sell in such offering, the Company will, after fully including therein all shares of Company Common Stock to be sold by the Company, include the shares of Company Common Stock requested to be included therein by Grantee pro rata (based on the number of shares of Company Common Stock intended to be included therein) with the shares of Company Common Stock intended to be included therein by Persons other than the Company and Persons to whom the Company owes a contractual obligation not to make such a cut-back. In connection with any offering, sale and delivery of Company Common Stock pursuant to a registration statement effected pursuant to this Section 9, the Company and the Grantee will provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution. For purposes of determining whether two requests have been made under this Section 9, only requests relating to a registration statement that has become effective under the Securities Act will be counted. The registration rights granted under this Section 9 are subject to and are limited by any registration rights previously granted by the Company and the Grantee acknowledges the registration rights granted under this Section 9 shall be construed subject to any such limitations.

         10.        Company Call.

                    If Grantee has acquired Option Shares pursuant to exercise of the Option (the date of any Option Closing relating to any such exercise herein referred to as an "Exercise Date"), then, at any time after the date seven (7) months following such Exercise Date and prior to the date nineteen
(19) months following such Exercise Date (the "Purchase Period"), the Company may require Grantee, upon delivery to Grantee of written notice, to sell to the Company any Option Shares held by Grantee as of the day that is ten (10) business days after the date of such notice, up to a number of shares equal to the number of Option Shares acquired by Grantee pursuant to exercise of the Option in connection with such Exercise Date. The per share purchase price for such sale (the "Company Call Price") shall be equal to the higher of (i) the Option Price less any dividends paid on the Option Shares to be purchased by the Company pursuant to this Section 10 plus an amount equal to a return at the rate of ten percent (10%) of the Option Price per year from the Exercise Date and (b) an amount equal to the average of the high and low trading prices per share of Company Common Stock for the thirty (30) trading day period ending one trading day prior to the delivery of the Company's notice exercising call rights pursuant to this Section 10. The closing of any sale of Option Shares pursuant to this Section 10 shall take place at the principal offices of the Company at a time and on a date designated by the Company in the aforementioned notice to Grantee, which date shall be no more than twenty (20) and no less than two (2) business days from the date of such notice. The Company Call Price shall be paid in immediately available funds.

         11.      Repurchase of Option and Option Shares.

                  (a) Repurchase Offer. Within ten (10) Business Days following the occurrence of a Repurchase Event (as defined herein), the Company shall (i) deliver an offer (an "Option Repurchase Offer") to repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which
(A) the Competing Transaction Price (as defined below) exceeds (B) the Option Price, multiplied by the maximum number of shares for which the Option may then be exercised by the Grantee, and (ii) deliver an offer (an "Option Share Repurchase Offer") to repurchase any Option Shares held by Grantee at a price (the "Option Share Repurchase Price") equal to the amount by which (A) the Competing Transaction Price exceeds (B) the Option Price, multiplied by the number of Option Shares then held by Grantee. The term "Competing Transaction Price" shall mean, as of any date for the determination thereof, the price per share of Common Stock paid pursuant to the consummation of any Competing Transaction or, in the event of a Competing Transaction by way of a sale of assets of the Company, the last per share sale price of Company Common Stock on the fourth trading day following the announcement of such sale. For purposes of this Agreement, "Competing Transaction" shall mean any of the following, other than the transactions with Grantee contemplated by the Merger Agreement: (a) a merger, consolidation, recapitalization, liquidation or other business combination to which the Company or its subsidiary is a party pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction, (b) the acquisition or purchase from the Company of 50% or more of the total outstanding voting securities of the Company, or (c) the acquisition or purchase of all or substantially all of the assets of the Company. If the consideration paid or received in the Competing Transaction shall be other than in cash, the per share value of such consideration (on a fully diluted basis) shall be determined by a nationally recognized investment banking firm selected by Grantee and reasonably acceptable to the Company, which determination shall be conclusive for all purposes of this Agreement.

                  (b) Repurchase Request. Upon the occurrence of a Repurchase Event and whether or not the Company shall have made an Option Repurchase Offer or Option Share Repurchase Offer under Section 11(a), at the request (the date of such request being the "Option Repurchase Request Date") of Grantee delivered prior to the Option Termination Date, the Company (i) shall repurchase the Option from Grantee at the Option Repurchase Price and (ii) shall repurchase such number of the Option Shares (to the extent clearly identifiable as such) from the Grantee as the Grantee shall designate at the Option Share Repurchase Price.

                  (c) Repurchase Procedures. Grantee may (i) accept the Company's Option Repurchase Offer or Option Share Repurchase Offer under Section 11(a) or (ii) exercise its right to require the Company to repurchase the Option or any Option Shares, as the case may be, pursuant to Section 11(b) by a written notice or notices stating that Grantee elects to accept such offer or to require the Company to repurchase the Option or the Option Shares in accordance with the provisions of this Section 11. As promptly as practicable, and in any event within five (5) Business Days, after the surrender to the Company of this Agreement or Certificates for Option Shares, as applicable, following receipt of a notice under this Section 11(c), the Company shall deliver or cause to be delivered to Grantee the Option Repurchase Price or the Option Share Repurchase Price, as the case may be.

                  (d) Regulatory Approvals. The Company hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 11. Nonetheless, to the extent that the Company is prohibited under applicable Law from repurchasing the Option or any Option Shares in full, the Company shall immediately so notify Grantee and thereafter deliver or cause to be delivered, from time to time, to Grantee, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is required to deliver pursuant hereto and that it is no longer prohibited from delivering, within five (5) Business Days after the date on which the Company is no longer so prohibited; provided, however, that if the Company at any time after delivery of a notice of repurchase pursuant to Section 11(b) hereof is prohibited under applicable Law, from delivering to Grantee the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full, Grantee may revoke its notice of repurchase of the Option or the Option Shares, respectively, either in whole or in part whereupon, in the case of a revocation in part, the Company shall promptly (i) deliver to Grantee that portion of the Option Repurchase Price or the Option Share Repurchase Price that the Company is not prohibited from delivering after taking into account any such revocation and (ii) deliver, as appropriate, to Grantee either (A) a new Agreement evidencing the right of Grantee to purchase that number of shares of Company Common Stock equal to the number of shares of Company Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Company Common Stock covered by the portion of the Option repurchased or (B) a certificate for the number of Option Shares covered by the revocation. If an Option Termination Event shall have occurred prior to the date of the notice by the Company described in the second sentence of this
Section 11(d), or shall be scheduled to occur at any time after an Option Repurchase Request Date or valid acceptance of the Company's Option Repurchase Offer but before the expiration of a period ending on the thirtieth day after such notice date, Grantee shall nonetheless have the right to exercise the Option until the expiration of such thirty (30) day period.

                  (e) Definition. The term "Repurchase Event" shall mean a Triggering Event followed by the consummation of any transaction included in the definition of Competing Transaction.

                  (f) Representations. In connection with any purchase/sale of the Option or the Option Shares pursuant to this Section 11, the Grantee will be required to represent and warrant to the Company that such Person is the owner of the Option/Option Shares being purchased, free and clear of all adverse claims and that such Person will deliver good title to such Option/Option Shares to the Company, free and clear of all adverse claims, upon consummation of any purchase/sale pursuant to this Section 11.

         12. Extension of Time for Regulatory Approvals. The periods related to exercise of the Option and the other rights of Grantee hereunder shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods and (ii) to the extent necessary to avoid liability under Section 10(b) of the Exchange Act by reason of such exercise.

         13. Representations and Warranties of the Company. The Company hereby represents and warrants to Grantee as follows:

                  (a) Authority. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company.

                  (b) Corporate Action. The Company has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Company Common Stock equal to the maximum number of shares of Company Common Stock at any time and from time to time issuable hereunder, and all such shares of Company Common Stock, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all Liens created by the Company and not subject to any preemptive rights.

                  (c) No Conflict. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provisions of the certificate of incorporation or bylaws of the Company or any Subsidiary of the Company, or of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, contractual obligation, instrument, permit, concession, franchise or license applicable to the Company or any Subsidiary of the Company or their respective properties or assets, except for any such conflict or violation that would not, either individually or in the aggregate, have or be a Material Adverse Effect.

                  (d) Anti-takeover Statutes. The provisions of Section 203 of the General Corporation Law of the State of Delaware will not, prior to the termination of this Agreement, apply to this Agreement or the transactions contemplated hereby and thereby. The Company has taken, and will in the future take, all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any other applicable state takeover law and from any applicable charter provision containing change of control or anti-takeover provisions.

         14. Assignment. The Company may not assign any of its rights or obligations under this Agreement or the Option created hereunder to any other Person, without the express written consent of Grantee. Grantee may not assign any of its rights or obligations under this Agreement or the Option created hereunder to any other Person

         15. Application for Regulatory Approval. Each of Grantee and the Company will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Company Common Stock issuable hereunder on the Nasdaq National Market of The Nasdaq Stock Market, Inc. upon official notice of issuance; provided that neither the Company nor Grantee nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         16. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         17. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         18. Notices. All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in person, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier or by facsimile at the respective addresses of the parties set forth in the Merger Agreement.

         19. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same agreement.

         21. Definitions. Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

         22. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         23. Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived only in writing at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         24. First Refusal. If the Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the shares of Company Common Stock or other Option Securities acquired by it pursuant to the Option, it will give the Company written notice of the proposed transaction (an "Offeror's
Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares of Company Common Stock, Options or other Option Securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice will be deemed an offer by the Grantee to the Company, which may be accepted, in whole but not in part, within ten (10) Business Days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which the Grantee is proposing to transfer such shares of Company Common Stock, Options or other Option Securities to such transferee. The purchase of any such shares of Company Common Stock, Options or other Option Securities by the Company will be settled within ten (10) Business Days of the date of the acceptance of the offer and the purchase price will be paid to the Grantee in immediately available funds. In the event of the failure or refusal of the Company to purchase all the shares of Company Common Stock, Options or other Option Securities covered by an Offeror's Notice, the Grantee may, within sixty (60) days from the date of the Offeror's Notice, sell all, but not less than all, of such shares of Company Common Stock, Options or other Option Securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice; provided, however, that the provisions of this sentence will not limit the rights the Grantee may otherwise have if the Company has accepted the offer contained in the Offeror's Notice and wrongfully refuses to purchase the shares of Company Common Stock, Options or other Option Securities subject thereto. The requirements of this Section 24 will not apply to (a) any disposition as a result of which the proposed transferee would own beneficially not more than 2% of the outstanding voting power of the Company, (b) any disposition of Company Common Stock or other Option Securities by a Person to whom the Grantee has assigned its rights under the Option with the consent of the Company or (c) any transfer to a wholly owned Subsidiary of the Grantee which agrees in writing to be bound by the terms hereof.

         25. Further Assurances. In the event of any exercise of the Option by Grantee, the Company and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary to the fullest extent permitted by Law in order to consummate the transactions provided for by such exercise. Nothing contained in this Agreement shall be deemed to authorize the Company or Grantee to breach any provision of the Merger Agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            NETSCAPE COMMUNICATIONS CORPORATION


                                            By:   /s/ James L. Barksdale
                                                  Name:  James L. Barksdale
                                                  Title: President and CEO


                                            AMERICA ONLINE, INC.


                                            By:   /s/ Kenneth J. Novack
                                                  Name:  Kenneth J. Novack
                                                  Title: Vice Chairman


                    Signature Page to Stock Option Agreement